Skadden, Arps, Slate, Meagher & Flom
                               919 Third Avenue
                        New York, New York  10022-3987
                                (212) 735-3000
                              Fax: (212) 735-2000

                                                    June 26, 1996

          Concurrent Computer Corporation
          2 Crescent Place
          Oceanport, NJ  07757

                         Re:  Concurrent Computer Corporation
                              Registration Statement on Form S-3
                              (File No. 333-5383)

          Ladies and Gentlemen:

                    We have acted as special counsel to Concurrent Computer Corporation, a Delaware corporation (the "Compa-ny"), in connection with the public offering by the Company of up to 1,600,000 shares (the "Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock").

                    This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

                    In connection with this opinion, we have exam-ined originals or copies, certified or otherwise identi-fied to our satisfaction, of (i) the Registration State-ment on Form S-3 (File No. 333-5383) as filed with the Securities and Exchange Commission (the "Commission") on June 6, 1996 under the Act and Amendment No. 1 thereto filed with the Commission on June 26, 1996 (such Regis-tration Statement, as so amended, being hereinafter referred to as the "Registration Statement"), (ii) the Purchase and Sale Agreement (the "Purchase and Sale Agreement") dated March 26, 1996, as amended and restated on May 23, 1996, between Concurrent and Harris Computer Systems Corporation, filed as an exhibit to the Registra-tion Statement, (iii) a specimen certificate representing the Common Stock, (iv) the Certificate of Incorporation of the Company, as presently in effect, (v) the By-Laws of the Company, as presently in effect, and (vi) certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Shares and related matters. We have also examined originals or copies, certified or otherwise identified to our satis-faction, of such records of the Company and such agree-ments, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and re-cords as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                    In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the origi-nals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently estab-lished or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

                    Members of our firm are admitted to the bar in the State of Delaware, and we do not express any opinion as to the laws of any other jurisdiction.

                    Based upon and subject to the foregoing, we are of the opinion that:

                     The issuance and sale of the Shares have been duly authorized. When (i) the Registration Statement becomes effective and (ii) certificates representing the Shares substantially in the form of the specimen certifi-cates examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and delivered to and paid for at a price per share not less than the per share par value of the Common Stock, pursuant to the Registration Statement, the Shares will be validly issued, fully paid and nonas-sessable.

                    We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Opinions" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                        Very truly yours,

                         /s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM